EXHIBIT 23.5
                                                                    ------------





                         Consent of Independent Auditors

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Leucadia National Corporation for the registration of $500,000,000 of 7 1/8% Senior Notes due 2017 and to the incorporation by reference therein of our report dated April 27, 2007, with respect to the combined financial statements of ResortQuest Mainland included in Leucadia National Corporation's Current Report on Form 8-K/A dated June 15, 2007, filed with the Securities and Exchange Commission.



                                          /s/  Ernst & Young LLP

Nashville, Tennessee
June 13, 2007